                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:
[ ]  PRELIMINARY PROXY STATEMENT              [ ]  CONFIDENTIAL, FOR USE OF THE
[X]  DEFINITIVE PROXY STATEMENT                    COMMISSION ONLY (AS PERMITTED
[ ]  DEFINITIVE ADDITIONAL MATERIALS               BY RULE 14a-6(e)(2))
[ ]  SOLICITING MATERIAL UNDER RULE 14a-12

                            ATX COMMUNICATIONS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required.

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:



      (2)   Aggregate number of securities to which transaction applies:



      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



      (4)   Proposed maximum aggregate value of transaction:



      (5)   Total fee paid:



[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:



      (2)   Form, Schedule or Registration Statement No.:



      (3)   Filing Party:



      (4)   Date Filed:

                            ATX COMMUNICATIONS, INC.
                                50 MONUMENT ROAD
                              BALA CYNWYD, PA 19004


                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 5, 2002

The Annual Meeting of Stockholders of ATX Communications, Inc. (the "Company") will be held at 10:30 A.M., local time, on November 5, 2002, at The Waldorf-Astoria, 301 Park Avenue, Norse Suite, 18th Floor, New York, New York, for the following purposes:

            1.    To elect three directors to the Board of Directors;

            2. To ratify the reappointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 2002; and

            3. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Notice of the meeting is being sent to all holders of record of the Company's Common Stock at the close of business on September 27, 2002. All holders of record of the Common Stock on September 27, 2002 will be entitled to attend and vote at the meeting. Any stockholder who does not receive a copy of the proxy statement may obtain a copy at the meeting or by contacting the Company. A list of the Stockholders entitled to vote at the meeting will be located at the Company's offices, 50 Monument Road, Bala Cynwyd, PA 19004, prior to the meeting and will also be available for inspection at the meeting.

A copy of the Annual Report on Form 10-K/A for the year ended December 31, 2001 is being mailed together with this proxy material.

It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                        By order of the Board of Directors,

                                        /s/ Christopher A. Holt

                                        Christopher A. Holt
                                        Secretary

Bala Cynwyd, Pennsylvania
October 4, 2002

                            ATX COMMUNICATIONS, INC.
                                50 MONUMENT ROAD
                              BALA CYNWYD, PA 19004


                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 5, 2002


                                 PROXY STATEMENT

This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Stockholders of ATX Communications, Inc. (the "Company") to be held at 10:30 A.M., local time, on November 5, 2002, at The Waldorf-Astoria, 301 Park Avenue, Norse Suite, 18th Floor, New York, New York or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of 2002 Annual Meeting of Stockholders. The Board of Directors of the Company is soliciting the accompanying form of proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

Notice of the meeting is being sent to all holders of record of the Company's Common Stock as of the close of business on September 27, 2002. On the date of the Annual Meeting, holders of record of Common Stock will be entitled to vote on all matters presented to stockholders for a vote. At the close of business on September 27, 2002, 30,000,054 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Any stockholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the Annual Meeting or by contacting the Company. All holders of record of Common Stock on the date of the Annual Meeting will be entitled to attend and vote at the Annual Meeting.

The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Annual Meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are first being mailed to stockholders on or about October 4, 2002.

All expenses of soliciting proxies on behalf of the Company, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

The business of the Company was formerly conducted by CoreComm Limited. On July 1, 2002, the Company completed a recapitalization which significantly reduced its outstanding debt and preferred stock. As a result of the recapitalization, ATX Communications, Inc. became the new parent company, and CoreComm Limited became a wholly owned subsidiary of the Company.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 27, 2002 by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group and (iii) stockholders holding 5% or more of the Common Stock.

                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                        -----------------------------------------

                                                      PRESENTLY
                                                    EXERCISABLE
EXECUTIVE OFFICERS, DIRECTORS AND        COMPANY    OPTIONS AND
PRINCIPAL STOCKHOLDERS (1)               STOCK      WARRANTS (2)     TOTAL       PERCENT (3)
----------------------------------       -------    ------------     -----       -----------
George S. Blumenthal                      609,487           0      609,487         2.03%
J. Barclay Knapp                        1,080,932           0    1,080,932         3.60%
Thomas J. Gravina (4)                   3,429,475     328,950    3,758,425        12.39%
Michael A. Peterson                        27,764     504,900      532,664         1.75%
Timothy Allen (5)                           1,300     105,861      107,161            *
Jeffrey D. Coursen (5)                        543     128,316      128,859            *
Christopher A. Holt                             0      32,778       32,778            *
Christopher S. Michaels (6)                 1,975      62,853       64,828            *
Neil C. Peritz (5)                              0      24,521       24,521            *
Ralph H. Booth, II (7)                  6,240,000           0    6,240,000        20.80%
Alan J. Patricof                                0      16,320       16,320            *
Warren Potash                               4,089      16,320       20,409            *

All directors and officers as a group  11,395,565   1,220,819   12,616,384        40.41%
      (12 in number)

Michael Karp (8)                       10,200,000           0   10,200,000        34.00%
      c/o University City
           Housing Co.
      1062 East Lancaster Ave.
      Suite 30B
      Rosemont, PA 19010

Booth American Company (7)              6,240,000           0    6,240,000        20.80%
      333 West Fort Street, 12th Fl.
      Detroit, MI 48226
Debra Buruchian (5)                     3,405,880      25,500    3,431,380        11.43%

----------------
*     Represents less than one percent

(1) Unless otherwise noted, the business address of each person is c/o ATX Communications, Inc., 110 East 59th Street, New York, NY 10022.

(2) Includes shares of Common Stock issuable upon the exercise of options and warrants which are exercisable or become exercisable in the next 60 days.

(3) Includes Common Stock and shares of Common Stock issuable upon the exercise of options and warrants which are exercisable or become exercisable in the next 60 days.

(4) Includes 2,469 shares of Common Stock held by Mr. Gravina's minor children, of which shares Mr. Gravina disclaims beneficial ownership.

(5) The business address of these individuals is c/o ATX Communications, Inc., 50 Monument Road, Bala Cynwyd, PA 19004.

(6)   The business address of Mr. Michaels is c/o ATX Communications, Inc., 4660
      S. Hagadorn Road, Suite 320 East Lansing, MI 48823.

(7) Ralph H. Booth, II, our director, is an affiliate of Booth American Company. Accordingly, Mr. Booth may claim beneficial ownership of all of the shares held by Booth American Company. Booth American Company is the record owner of all 6,240,000 shares set forth, opposite Ralph H. Booth, II's name in the table.

(8) Includes 591,303 shares of Common Stock held by the Florence Karp Trust, of which shares Mr. Karp disclaims beneficial ownership.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities file with the Securities and Exchange Commission (the "SEC"), and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                                     ITEM 1

                              ELECTION OF DIRECTORS

Pursuant to the Company's Restated Certificate of Incorporation, as amended, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three year terms. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. The terms of three directors expire this year. Accordingly, at the Annual Meeting, three directors will be elected to serve for a three year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy, the proxy holders intend to vote the shares it represents for each of the nominees whose biographical information appears in the section immediately following. Each of the nominees are now serving as directors of the Company and were previously elected by the Board of Directors of the Company. The proxies cannot be voted for a greater number of persons than the number of nominees named.

The election to the Board of Directors of each of the nominees identified in this Proxy Statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
               VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF
                      EACH OF THE NOMINEES IDENTIFIED BELOW

The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the three nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

The current directors will serve for the terms indicated and until their successors are duly elected and qualified.

                PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION

                                                                                                       TERM EXPIRES
                                                                                                       AT ANNUAL
NAME                                                                    AGE                             MEETING IN
Ralph H. Booth, II                                                      48                                  2002
Thomas J. Gravina                                                       41                                  2002
Michael A. Peterson                                                     32                                  2002

                CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                                                                       TERM EXPIRES
                                                                                                       AT ANNUAL
NAME                                                                    AGE                           MEETING IN
George S. Blumenthal                                                    58                                  2003
Warren Potash                                                           71                                  2003
J. Barclay Knapp                                                        45                                  2004
Alan J. Patricof                                                        67                                  2004

NOMINEES

Ralph H. Booth, II has been a director of the Company since January 2002, and has been the Chairman and Chief Executive Officer of Booth American Company, a private investment concern, since 1995. Prior to that time and beginning in 1981, he was the President and Chief Financial Officer for Booth American Company when it owned and operated both a cable television and a radio broadcasting division. Mr. Booth is a co-founder of ECE Management International, LLC and has served as a principal since 1989. Mr. Booth is also a director of B/G Communications, LLC, B/G Enterprises, LLC, B/G Properties, LLC and Grupo Clarin, S.A.

Thomas J. Gravina is currently the President and Chief Executive Officer and a director of the Company. Mr. Gravina was Executive Vice President and Chief Operating Officer of the Company until January 2002. Mr. Gravina has been employed by the Company and/or its affiliates since the acquisition by CoreComm Limited of ATX Telecommunications Services, Inc. in September 2000. Prior to the acquisition, Mr. Gravina served as Co-Chief Executive Officer and a partner of ATX Telecommunications Services, Inc., a position he had held since 1987. Mr. Gravina serves as a director of the Eastern Technology Council and the Junior Achievement of America.

Michael A. Peterson is currently Executive Vice President -- Chief Operating Officer, Chief Financial Officer and a director of the Company and had served as Vice President -- Corporate Development of the Company since June 2000 and, until that time, had served as Director -- Corporate Development of the Company since our inception. He has worked for the Company and its related historical affiliates since 1996. He was also Director -- Corporate Development at NTL Incorporated ("NTL") from 1996 to 2002. Prior to joining NTL, he was in the investment banking division at Donaldson, Lufkin & Jenrette, specializing in the communications industry.

CONTINUING DIRECTORS

Alan J. Patricof has been a director of the Company since March 1998. Mr. Patricof is Chairman of APAX Partners, formerly known as Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof serves as a director of NTL and Boston Properties, Inc., which are publicly held, and Johnny Rockets Group, Inc., which is a privately held company.

Warren Potash has been a director of the Company since March 1998. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since February 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of NTL.

George S. Blumenthal is currently Chairman Emeritus of the Company and has been a director of the Company since March 1998. Mr. Blumenthal was the Chairman of the Company from March 1998 until January 2002. Mr. Blumenthal was Chairman, Treasurer and a director of Cellular Communications of Puerto Rico from February 1992 until its sale in 1999 and was its Chief Executive Officer from March 1994 until March 1998. Mr. Blumenthal is also Chairman, Treasurer and a director of NTL and is a director of Sotheby's Holdings, Inc.

J. Barclay Knapp is currently Chairman of the Company and was the President, Chief Executive Officer, Chief Financial Officer and a director of the Company from March 1998 until January 2002. Mr. Knapp had various executive positions including Executive Vice President, Chief Operating Officer and a director of Cellular Communications, Inc. ("CCI") from 1982 until its sale in 1996. He is currently President, Chief Executive Officer and a director of NTL, and a director of NTL's affiliates. Mr. Knapp was also an executive officer and director of CCI spinoffs, Cellular Communications of Puerto Rico, Inc. and Cellular Communications International, Inc. from their inception in February 1992 and July 1991, respectively, and until their sale in 1999 and 1998, respectively.

In addition to these individuals, the Board of Directors has approved the expansion of the Board of Directors and the nomination and appointment of three additional directors to be designated by Michael Karp, which expansion and appointments are to become effective once the Board of Directors is informed of the identity of the nominees. Michael Karp is currently the Company's largest stockholder, and participated in the Company's recapitalization by tendering notes and preferred stock he held in exchange for shares of Common Stock. Mr. Karp, together with the Florence Karp Trust, presently holds 34.0% of the Common Stock. The Board of Directors has not yet been informed of the individuals whom Mr. Karp intends to nominate. Mr. Karp's right to nominate these directors was included in the exchange agreement that he entered into with CoreComm Limited and the Company as part of the Company's recapitalization.

           INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

During calendar 2001, the Board of Directors held eleven meetings (including regularly scheduled and special meetings). The Board of Directors has an Audit Committee and a Compensation and Option Committee (the "Compensation Committee"). Messrs. Booth, Patricof and Potash serve as members of the Audit Committee and the Compensation Committee. The Audit Committee oversees the Company's financial reporting process and the Compensation Committee reviews and makes recommendations regarding annual compensation for Company officers, both on behalf of the Company's Board of Directors. During calendar year 2001, the Compensation Committee held no meetings and the Audit Committee held four meetings. During 2001, no director attended fewer than 75% of the meetings of the Board of Directors of the Company and committee meetings of which he was a member. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the Committees. Messrs. Patricof and Potash were each granted options to purchase 48,000 shares of Common Stock in January 2002. Directors who are not officers are paid a fee of $250 for each Board meeting and each committee meeting that they attend.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors has the responsibility and the authority described in its charter attached hereto as Appendix A, which has been adopted by the Board of Directors. The current members of the Audit Committee are Messrs. Booth, Patricof and Potash.

The members of the Audit Committee are independent, as defined in Rules 4350(c) and (d)(2) of the National Association of Securities Dealers, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee has discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2001, which are included in the Form 10-K/A accompanying this proxy statement. The Audit Committee discussed with the independent auditors the matters required to be discussed under the Statement on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also discussed with the independent auditors their independence relative to the Company and received and reviewed written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (which relates to the auditor's independence relative to the Company).

Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2001 be included in the Company's annual report on Form 10-K/A for filing with the Securities and Exchange Commission (the "SEC").

THE AUDIT COMMITTEE

           Ralph H. Booth, II
           Alan J. Patricof
           Warren Potash

EXECUTIVE OFFICERS

The following table sets forth certain information concerning the persons who serve as executive officers of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

NAME                                    AGE         TITLE
----                                    ---         -----
George S. Blumenthal....................  58        Chairman Emeritus
J. Barclay Knapp........................  45        Chairman of the Board
Thomas J. Gravina.......................  41        President, Chief Executive Officer and Director
Michael A. Peterson.....................  32        Executive Vice President - Chief Operating Officer, Chief Financial Officer and
                                                         Director

Timothy Allen...........................  38        Senior Vice President - Sales
Jeffrey D. Coursen......................  40        Senior Vice President - Chief Operating Officer of the Commercial Division
Christopher A. Holt.....................  38        Senior Vice President - Chief Counsel for Legal and External Affairs and
                                                          Secretary
Christopher S. Michaels.................  36        Senior Vice President - Chief Technology Officer
Neil C. Peritz..........................  38        Senior Vice President - Controller and Treasurer


Set forth below is a brief description of the present and past business experience of each person who serves as an executive officer of the Company but does not serve as a director.

Timothy Allen is currently the Senior Vice President - Sales of the Company and was the Vice President of Sales and Marketing of the Company and its historical affiliates from the date of the acquisition of ATX Telecommunications Services, Inc. in September 2000 until May 2001. Prior to the acquisition, Mr. Allen served as Vice President of Sales and Marketing of ATX Telecommunications Services, Inc. since January 1999 and, until that time, served as Director of Sales and Marketing since 1988.

Jeffrey D. Coursen is currently the Senior Vice President - Chief Operating Officer of the Commercial Division of the Company and was the Vice President of Strategic Development of the Company and its historical affiliates from the date of the acquisition of the Company in September 2000 until May 2001. Prior to the acquisition, Mr. Coursen served as Vice President of Strategic Development of ATX Telecommunications Services, Inc. since January 1999 and, until that time, served as Director of Strategic Development since 1993.

Christopher A. Holt is currently the Senior Vice President - Chief Counsel for Legal and External Affairs and Secretary of the Company and was the Vice President and Assistant General Counsel - Regulatory and Corporate Affairs of the Company and its historical affiliates from September 1998 until May 2001. Prior to joining the Company, Mr. Holt was an attorney in the Communications Law and Litigation groups of Mintz, Levin, Cohn,

Ferris, Glovsky & Popeo from November 1994 until September 1998. Mr. Holt is a member of the Bars of the District of Columbia, Pennsylvania, the U.S. Supreme Court, and the U.S. District Court for the District of Columbia, as well as the Federal Communications Bar Association.

Christopher S. Michaels is currently the Senior Vice President - Chief Technical Officer of the Company and was the Vice President and Chief Technical Officer of the Company and its historical affiliates from the date of the acquisition of Voyager.net in September 2000 until May 2001. Prior to the acquisition, Mr. Michaels served as Vice President of Technology of Voyager.net since October 1998. For several years prior, Mr. Michaels was the principal of a startup internet service provider that was acquired by Voyager.net in 1995.

Neil C. Peritz is currently the Senior Vice President - Controller and Treasurer of the Company and was the Senior Vice President of Finance of the Company and its historical affiliates from May 2001 until October 2002. Mr. Peritz is a certified public accountant and served as Chief Financial Officer of ATX Telecommunications Services, Inc. from May 1999 until its acquisition in September 2000. Mr. Peritz was previously the Chief Financial Officer of University City Housing Co. and prior to that was an accountant with BDO Seidman LLP.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

The Compensation Committee of the Board of Directors has the responsibility for the design and implementation of the Company's executive compensation program. The Compensation Committee is composed entirely of independent non-employee directors.

The Company's executive compensation program is designed to be closely linked to corporate performance. To this end, the Company has developed an overall compensation strategy that links compensation directly to the achievement of operational goals, and also ties a portion of an executive's aggregate compensation to the appreciation in stock price. The overall objective of this strategy is to attract and retain the best possible executive talent and to motivate these executives to achieve the goals inherent in the Company's business strategy, thereby seeking to enhance the Company's profitability and value.

In furtherance of the Company's incentive-oriented compensation goals, historically cash compensation such as annual base salary and bonus has generally been set below levels paid by comparable sized telecommunications companies and was supplemented by equity-based option grants. However, in part due to the significant downturn in the financial markets, the elimination of value associated with stock options generally, as well as the uncertainty and changes relating to the Company's business in this environment, the Compensation Committee determined to increase the level of cash compensation paid to several of its senior executives in order to retain them. In assessing these compensation levels, the Compensation Committee, which is composed of independent directors, recognizes the fact that some executives have participated in the development of the Company's business from its earliest stages, have preserved significant value in an extremely challenging environment, and are very important to retain for the future success of our business.

In determining the annual compensation for the Chief Executive Officer, the Compensation Committee uses the same criteria as it does for the other named executives.

STOCK OPTIONS

In December 2001, the Company's Board of Directors adopted, and the Company's sole stockholder approved, the CoreComm Holdco, Inc. 2001 Stock Option Plan (the "2001 Option Plan") reserving thereunder shares for issuances to employees and directors.

The 2001 Option Plan is intended to encourage stock ownership by employees of the Company and its divisions and subsidiary corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees and directors who are employees to remain in the employ of the Company or its affiliates and to put forth maximum efforts for the success of the business. The 2001 Option Plan provides for grants of options to acquire shares of Common Stock, which options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The terms of options granted pursuant to the 2001 Option Plan, including provisions regarding vesting, exercisability, exercise price and duration, are generally set by the Compensation Committee.

In determining individual options grants, the Compensation Committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Compensation Committee also strives to provide each option recipient with an appropriate incentive to increase stockholder value, taking into consideration their cash compensation levels.

COMPENSATION DEDUCTION CAP POLICY

The 2001 Option Plan is intended to comply with the requirements regarding exemption from non-deductibility of compensation derived from stock options in excess of $1 million under sec. 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any compensation realized from the exercise of such stock options granted at fair market value as of the date of grant thus generally would be exempt from the deduction limitations under sec. 162(m) of the Code. The Compensation Committee does retain the ability to make awards that may not comply with sec. 162(m), whether or not made under the 2001 Option Plan.

THE COMPENSATION AND OPTION COMMITTEE

           Ralph H. Booth, II
           Alan J. Patricof
           Warren Potash

GENERAL

The following table discloses compensation received by the Company's Chief Executive Officer and the five other most highly paid executive officers for the years ended December 31, 2001, 2000 and 1999. The titles listed below are the titles that were held by the individuals in 2001.

                           SUMMARY COMPENSATION TABLE*

                                                                               LONG-TERM
                                                                              COMPENSATION
                                             ANNUAL COMPENSATION                 AWARDS
                                      ------------------------------------   --------------
                                                                                 COMMON
NAME AND                                                      OTHER ANNUAL       STOCK         ALL OTHER
PRINCIPAL POSITION                    SALARY        BONUS    COMPENSATION      UNDERLYING     COMPENSATION
IN 2001                       YEAR      ($)          ($)         ($)         OPTIONS (#)(1)       ($)
----------------------        ----    ------        -----    -------------   --------------   ------------
J. Barclay Knapp (2)          2001    104,870         --         --                  --              --
   President and Chief        2000    121,917         --         --                  --              --
   Executive and Financial    1999     51,667         --         --                  --              --
   Officer

George S. Blumenthal (2)      2001    104,870         --         --                  --              --
   Chairman                   2000    121,917         --         --                  --              --
                              1999     51,667         --         --                  --              --

Richard J. Lubasch (3)        2001     88,390    100,000         --             100,000              --
   Senior Vice President --   2000    102,758         --         --              75,000              --
   General Counsel and        1999     39,583         --         --              30,000              --
   Secretary

Thomas J. Gravina (4)         2001    248,077  1,300,000     12,185 (5)              --              --
   Executive Vice President
   and Chief Operating
   Officer

Michael A. Peterson (6)       2001      2,400    750,000         --             225,000              --
   Vice President --          2000      2,400         --         --             100,000              --
   Corporate
   Development

Patty J. Flynt (7)            2001     58,700     50,615         --                  --              --
   Senior Vice President      2000    223,149    117,742     38,161 (8)         150,000              --
   and Chief Operating        1999    206,250    100,435         --             450,001              --
   Officer

--------------
* The amounts in the table above represent the amounts directly paid by the Company to the named executives. In addition, during the fiscal year ended December 31, 2001, the Company shared resources with NTL related to corporate activity, including a corporate office and corporate employees. In conjunction with this arrangement, some employees of NTL provided management, financial, legal and technical services to the Company. Under this arrangement, NTL charged the Company the salaries of these employees and other expenses of the shared resources, such as an office expense. In 2001, 2000 and 1999, NTL charged the Company $325,000, $919,000 and
      $2,268,000, respectively, net of the Company's charges to NTL. These charges are not included in the above table. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated without these services. However, in the opinion of the Company's management, the allocated method is reasonable. The named executives, except for Mr. Gravina, received salaries from NTL and spent portions of their time providing executive management to us. See the section of this Proxy Statement entitled "Certain Relationships and Related Transactions."

(1) Amounts in this column are CoreComm Limited stock option grants. In December 2001, the CoreComm Limited Board of Directors, in connection with the Company's recapitalization, accelerated all outstanding options to acquire shares of CoreComm Limited Common Stock so that all are presently fully vested and are exercisable into shares of CoreComm Limited common stock. CoreComm Limited is currently a wholly owned subsidiary of the Company and has no material assets.

(2) In January 2002, Mr. Blumenthal became Chairman Emeritus and Mr. Knapp became Chairman.

(3) Effective February 4, 2002, Mr. Lubasch resigned from office as Senior Vice President -- General Counsel and Secretary.

(4) In January 2002, Mr. Gravina became President and Chief Executive Officer. Mr. Gravina became Executive Vice President and Chief Operating Officer effective February 1, 2001, following the resignation of Patty J. Flynt as Senior Vice President and Chief Operating Officer.

(5)   Other annual compensation represents a car allowance.

(6) In January 2002, Mr. Peterson became Executive Vice President -- Chief Operating Officer and Chief Financial Officer.

(7) Effective February 1, 2001, Ms. Flynt resigned from office as Senior Vice President and Chief Operating Officer.

(8) Other annual compensation includes reimbursement for relocation expenses and moving expenses.

OPTION GRANTS TABLE

There were no options to purchase shares of Common Stock granted in 2001.

OPTION EXERCISES AND YEAR-END VALUE TABLE

There were no options to purchase shares of Common Stock outstanding in 2001.

EMPLOYMENT AGREEMENTS

In 2002, the Company and a subsidiary of the Company entered into an employment agreement with Mr. Gravina providing for his employment as President and Chief Executive Officer. The agreement provides for a term of three years which may be extended, unless either party provides at least six months' prior notice of its intent not to renew the agreement. The agreement provides for compensation consisting of a base salary of $900,000 and certain fringe and other employee benefits that are made available to the senior executives of the Company. As additional incentive compensation, Mr. Gravina is entitled to receive (i) three quarterly bonus awards of $300,000 for 2002, and quarterly bonus awards of $225,000 for each calendar year after 2002, both of which are based on the Company meeting financial targets as set forth in the agreement; (ii) options to acquire 967,500 shares of Common Stock at an exercise price of $1.00 per share; and (iii) additional incentives commensurate with his position, performance and awards to other senior executives.

In 2002, the Company and a subsidiary of the Company entered into an employment agreement with Mr. Peterson providing for his employment as Executive Vice President - Chief Operating Officer and Chief Financial Officer. The agreement provides for a term of three years which may be extended automatically for unlimited additional one-year periods, unless either party provides at least six months' prior notice of its intent not to renew the agreement. The agreement provides for compensation consisting of a base salary of $500,000 and certain fringe and other employee benefits that are made available to the senior executives of the Company. As additional incentive compensation, Mr. Peterson is entitled to receive (i) three quarterly bonus awards of $150,000 for 2002, and quarterly bonus awards of $112,500 for each calendar year after 2002, both of which are based on the Company meeting financial targets as set forth in the agreement; (ii) options to acquire 1,485,000 shares of Common Stock at an exercise price of $1.00 per share; and (iii) additional incentives commensurate with his position, performance and awards to other senior executives.

The employment agreements with Messrs. Gravina and Peterson (each an "Executive") provide that (i) in the event that employment is terminated for any reason other than death, disability, or "cause" (as defined in their respective agreements), the Executive is entitled to receive a minimum of one (1) year but no more than two (2) years bonus and salary payable upon termination and options scheduled to become vested within two years shall become vested and exercisable; and (ii) upon a change in control, he will receive an amount equal to base salary plus his annual incentive award times the number of whole and partial months remaining on his employment contract (but not less than 24 months) divided by 12, plus full vesting on his options.

PERFORMANCE GRAPH

The following graph compares the cumulative return on the Common Stock of CoreComm Limited with The Nasdaq Stock Market (U.S.) Composite Index (the "Nasdaq Composite Index"), the Nasdaq Telecommunications Index Stocks (the "Telecom Index") and the Peer Group Index. In the Company's view, the Peer Group Index, which includes Allegiance Telecom, Inc., US LEC Corp., CTC Communications Group, Inc., Focal Communications Corporation, Choice One Communications Inc. and ITC Deltacom, Inc., provides a better representation of the performance of telecommunications companies over the required period than the broader based Telecom Index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

The graph assumes that $100 was invested on September 2, 1998 in each of the Common Stock of CoreComm Limited, the Telecom Index, the Peer Group Index and the Nasdaq Composite Index. September 2, 1998 is the date on which the Common Stock of CoreComm Limited (the Company's predecessor) began trading; the Common Stock of the Company began trading on July 2, 2002.

                         COMPARISON OF CORECOMM LIMITED,
             THE TELECOM INDEX, THE PEER GROUP INDEX AND THE NASDAQ
                        COMPOSITE INDEX PERFORMANCE CHART


                              [PERFORMANCE GRAPH]

                          NASDAQ COMPOSITE                                                        CORECOMM
                                INDEX                               TELECOM INDEX                  LIMITED                  PEER
02-Sep-98                       100.00                                  100.00                      100.00                  100.00
31-Dec-98                       137.66                                  143.13                       69.04                  113.30
30-Jun-99                       168.64                                  187.19                      211.44                  305.25
31-Dec-99                       255.47                                  290.14                      390.36                  422.08
30-Jun-00                       248.99                                  248.61                      192.33                  403.68
31-Dec-00                       155.10                                  132.42                       48.85                   97.75
30-Jun-01                       135.68                                   89.04                        1.87                   64.00
30-Dec-01                       122.45                                   67.61                        1.58                   52.32
30-Jun-02                        91.86                                   29.59                        0.39                   15.22

NOTE: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

Since August 16, 2002, the Common Stock of the Company has traded on the OTC Bulletin Board (OTCBB), under the symbol COMM. On May 16, 2002, Nasdaq provided CoreComm Limited with notice of a Nasdaq Staff Determination indicating that CoreComm Limited Common Stock was subject to delisting from the Nasdaq National Market because CoreComm Limited did not comply with the minimum bid price and the minimum market value of publicly held shares requirements for continued listing. On June 28, 2002, a hearing was held before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination. In connection with the Company's recapitalization, on July 2, 2002, Nasdaq transferred CoreComm Limited's listing on the Nasdaq National Market to the Company. On August 15, 2002, the Nasdaq Listing Qualifications Panel issued its decision to delist the Common Stock. The Company has requested a review of this decision by the Nasdaq Listing and Hearing Review Council.

                                     ITEM 2
              RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2002. The Board of Directors, pursuant to a recommendation from the Audit Committee, has considered the provision of services from Ernst & Young LLP to be compatible with maintaining Ernst & Young LLP's independence relative to the Company.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed to the Company's predecessor for professional services rendered by Ernst & Young LLP in connection with the audit of the annual financial statements for the year ended December 31, 2001 included in the Form 10-K of the Company's predecessor and the review of the interim financial statements included in the Company's predecessor's quarterly reports on Form 10-Q for the same year were $350,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no fees billed to the Company's predecessor for professional services rendered by Ernst & Young LLP for the year ended December 31, 2001 relating to financial systems design and implementation.

ALL OTHER FEES

The aggregate fees for all other services rendered by Ernst & Young LLP for the year ended December 31, 2001 fiscal year were approximately $693,600, which includes tax planning and the preparation of tax returns and other SEC filings.

RATIFICATION OF REAPPOINTMENT

The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                                SUCH RATIFICATION

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the officers and directors of the Company are also officers or directors of NTL. In April 2001 the Company issued to NTL $15 million aggregate principal amount of 10.75% Unsecured Convertible PIK Notes Due April 2011. At June 30, 2002 and December 31, 2001, the total amount of the notes outstanding, less the unamortized discount of $347,000 and $367,000, respectively, was $16,696,000 and $15,807,000, respectively.

NTL provided the Company with management, financial, legal and technical services, and continues to provide access to office space and equipment and use of supplies. Amounts charged to the Company by NTL consisted of salaries and direct costs allocated to the Company where identifiable, and a percentage of the portion of NTL's corporate overhead, which cannot be specifically allocated to NTL. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. In the opinion of management, this allocation method is reasonable. These methods are currently being reviewed and it is expected that the charges for these services provided by NTL will be reduced following such review. NTL charged the Company $88,000 and $136,000 for the three months ended June 30, 2002 and 2001, respectively, and $172,000 and $240,000 for the six months ended June 30, 2002 and 2001, respectively, which are included in corporate expenses.

Until the third quarter of 2001, CoreComm Limited provided NTL with access to office space and equipment and the use of supplies for which it charged NTL a percentage of the its total rent and supplies expense. It is not practicable to determine the amounts of these expenses that would have been incurred had CoreComm Limited operated as an unaffiliated entity. In the opinion of management, this allocation method was reasonable. CoreComm Limited charged NTL $40,000 and $107,000 for the three and six months ended June 30, 2001, respectively, which reduced corporate expenses.

A subsidiary of the Company provides billing and software development services to subsidiaries of NTL. The Company charges an amount in excess of its costs to provide these services. General and administrative expenses were reduced $254,000 and $332,000 for the three months ended June 30, 2002 and 2001, respectively, and $566,000 and $799,000 for the six months ended June 30, 2002 and 2001, respectively, as a result of these charges.

In 2001, CoreComm Limited and NTL entered into a license agreement whereby NTL was granted an exclusive, irrevocable, perpetual license to certain billing software developed by CoreComm Limited for telephony rating, digital television events rating, fraud management and other tasks. The sales price was cash of $12.8 million. The billing software was being used by NTL at the time of this agreement, and was being maintained and modified by the Company under an ongoing software maintenance and development outsourcing arrangement between the companies. CoreComm Limited recorded the aggregate $12.8 million as deferred revenue, to be recognized over three years, of which $1,069,000 and $2,137,000 was recognized by the Company during the three and six months ended June 30, 2002, respectively.

The Company leases office space from entities controlled by an individual who beneficially owns 34% of the outstanding shares of Common Stock. Rent expense for these leases was approximately $450,000 and $400,000 for the three months ended June 30, 2002 and 2001, respectively and approximately $900,000 and $800,000 for the six months ended June 30, 2002 and 2001, respectively.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

The Company expects to hold its 2003 annual meeting of stockholders more than 30 days from November 5, 2003. The Company will provide stockholders with notice of the deadline for the submission of proposals at our principal executive offices intended to be presented at the 2003 annual meeting pursuant to Rule 14a-8 under the Exchange Act a reasonable time before the Company begins to print and mail its proxy materials for the 2003 annual meeting of stockholders in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the SEC. The proposals must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2003 proxy statement and proxy. The Company expects to provide the notice of the deadline for the submission of stockholder proposals for the 2003 annual meeting in the Form 10-Q to be filed by the Company with the SEC for the quarter ended September 30, 2002. A proposal, including any accompanying supporting statement, may not exceed 500 words. The rules of the SEC set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

                                 OTHER BUSINESS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                        By order of the Board of Directors,

                                        /s/ Christopher A. Holt

                                        Christopher A. Holt
                                        Secretary

Bala Cynwyd, Pennsylvania
October 4, 2002

APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                            ATX COMMUNICATIONS, INC.

I.  AUTHORITY

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of ATX Communications, Inc. (the "Company") is established pursuant to Article III,
Section 9 of the Company's Bylaws. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II.  PURPOSE OF THE COMMITTEE

The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control functions of the Company and its subsidiaries.

The Committee shall oversee the audit efforts of the Company's independent auditors and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Company's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditors, the internal auditors and the financial and senior management of the Company.

III.  COMPOSITION OF THE COMMITTEE

(a) Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Company and its stockholders and the Company discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. Current employees or officers, or their immediate family members, however, are not able to serve on the audit committee under this exception.

(b) All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial Literacy" shall be determined by the Board in the exercise of its business judgment, and shall include an ability to read and understand fundamental financial statements. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Company or an outside consultant or firm.

(c) At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. This requirement shall be deemed satisfied by past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

IV.  MEETINGS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Company's independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent auditors and management quarterly to review the Company's periodic financial statements prior to their filing with the Securities and Exchange Commission ("SEC"). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

V.  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. As required by Nasdaq rules, the charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Company's independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for selection, evaluation and replacement of the Company's independent auditors, and (4) that the Committee is responsible for ensuring that the Company's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Company and that the Committee is responsible for actively engaging in a dialogue with the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

Selection and Evaluation of Independent Auditors

(a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

(b) Review and approve the Company's independent auditors' annual engagement letter, including the proposed fees contained therein;

(c) Review the performance of the Company's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

(d) Oversee the independence of the Company's independent auditors by, among other things:

      (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the independent auditors and the Company; and

      (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence.

(e) Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to Stockholder approval if determined by the Board), evaluation and termination of the Company's independent auditors.

Oversight of Annual Audit and Quarterly Reviews

(f) Review and accept, if appropriate, the annual audit plan of the Company's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

(g) Confirm through private discussions with the Company's independent auditors and the Company's management that no management restrictions are being placed on the scope of the independent auditor's work;

(h) Review the results of the year-end audit of the Company, including (as applicable):

      (i) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Company's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

      (ii) the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

      (iii) the methods used to account for significant unusual transactions;

      (iv) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

      (v) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

      (vi)  significant recorded and unrecorded audit adjustments;

      (vii) any material accounting issues among management, the Company's internal auditing department and the independent auditors; and

      (viii) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

(i) Review with management and the Company's independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

(j) Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

Oversight of Financial Reporting Process and Internal Controls

(k) Review the adequacy and effectiveness of the Company's accounting and internal control policies and procedures through inquiry and discussions with the Company's independent auditors and management of the Company;

(l) Review with management the Company's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

(m) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

(n) Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Company;

(o) Establish and maintain free and open means of communication between and among the Board, the Company's independent auditors, the Company's internal auditing department and management;

Other Matters

(p) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

(q) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Company commencing after December 15, 2000 which states, among other things, whether:

      (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K;

      (ii) the Committee has discussed with the Company's independent auditors the matters that the auditors are required to discuss with the Committee by ABS Statement on Auditing Standard No. 61, as it may be modified or supplemented;

      (iii) the Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

      (iv)  based on the review and discussions described in subsections (i),
            (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

(r) Obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated;

(s) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

(t) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(1)   Report regularly to the Board on its activities, as appropriate;

(2) Exercise reasonable diligence in gathering and considering all material information;

(3)   Understand and weigh alternative courses of conduct that may be available;

(4) Focus on weighing the benefit versus the harm to the Company and its Stockholders when considering alternative recommendations or courses of action;

(5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

(6) Provide management, the Company's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

                                      * * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Company complies with all laws and regulations.

                                      * * *

PROXY
                            ATX COMMUNICATIONS, INC.
                    50 MONUMENT ROAD, BALA CYNWYD, PA 19004
    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON
                                NOVEMBER 5, 2002

    The undersigned hereby appoints Thomas J. Gravina and Michael A. Peterson, and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of ATX Communications, Inc. (the "Company") to be held on November 5, 2002 at 10:30 a.m., local time, at The Waldorf-Astoria, 301 Park Avenue, Norse Suite, 18th Floor, New York, New York, and at any adjournment or postponement thereof and thereat to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Unless otherwise specified in the boxes provided below, this Proxy will be voted FOR the nominees for Director, FOR the ratification of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2002 and, in the discretion of the above named persons, as to any other matter that may properly come before the Annual Meeting.

1. Election of Directors:        Nominees:  Ralph H. Booth, II, Thomas J. Gravina and Michael A. Peterson
   [ ]  VOTE FOR all nominees listed, except as marked to       [ ]  VOTE WITHHELD
        the contrary above. (TO WITHHOLD YOUR VOTE FOR ANY
          INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE
          NOMINEE'S NAME IN THE LIST ABOVE.)

2. Ratify the reappointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2002.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

3. In the discretion of the persons named above, to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          (Please date and sign on reverse side and return promptly.)

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" ALL NOMINEES FOR DIRECTOR AND A VOTE "FOR" PROPOSAL 2 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                           Signature

                                                Dated:                      2002
                                                       ---------------------

                                                In case of joint owners, each
                                                joint owner must sign. If
                                                signing for a corporation or
                                                partnership or an agent,
                                                attorney or fiduciary, indicate
                                                the capacity in which you are
                                                signing.

               PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS
                ON THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE